SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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     RULE 14A-6(E)(2))
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[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Following is the text of a letter sent to ICN Pharmaceuticals, Inc.
shareholders on or about May 10, 2001:


[GRAPHIC OMITTED - PHOTO OF TITO TETTAMANTI]

TETTAMANTI FIRST...

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

Any securities of ICN International offered will not be and have not been registered under U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the Schedules 14A filed by ICN with the Securities and Exchange Commission on April 19, 2001.

               If you have any questions or need assistance
                     voting your shares, please call:

                     [LOGO - Georgeson GS Shareholder]

             17 State Street, 10th Floor - New York, NY 10004
                       Call Toll-Free (800) 223-2064

                            ...SHAREHOLDERS LAST

[GRAPHIC OMITTED - PHOTO OF EMPTY POCKET]

                            A RISKY BUSINESS --
                           FOR ICN AND LONG TERM
                             SHAREHOLDER VALUE
                             -----------------

RISKY INVESTORS

Who is Tettamanti...a short term investor? With a strategy and the intention that puts his interests first and other shareholders last. And does he have even a stitch of management experience at a U.S. company to back it up? Or an operational plan of any kind? Who are his investors?...Where does he get his working capital?

RISKY FRONT MEN

Why is Tettamanti hiding behind three board nominees? Nominees he hand picked to carry out his interests -- not yours. Don't let a self-serving block on the board risk ICN's current stability, growth and investment attractiveness...a block looking out for only one shareholder...Tettamanti. And why isn't Tettamanti running for the board himself instead of using others for his own end?...or his associate Eric Knight?

RISKY TRIO

Do Tettamanti's men have the track record you want on your board? Take a close look...One nominee was fired after his company's stock plummeted over 70%...Another saw the stock of his company sink 26% following news of a reported investigation.

RISKY PLAN

The Tettamanti agenda is rolling the dice with a confusing plan...a plan that just can't work...for anyone but himself. It is flawed and ignores a major issue...ICN bondholders.

RISKY FUTURE

Tettamanti's scheme rips apart the carefully planned restructuring process...a process designed to bring long-term benefits to ICN and its stockholders...and throws into jeopardy shareholder value.

                         DON'T TRUST TITO'S TRIO...

             PUT YOURSELF FIRST BY VOTING ICN'S THREE DIRECTORS

As a member of the ICN shareholder family your interests come first...Protect your long-term value from short-term speculators. Return your white proxy card today.

                ICN LEADERSHIP IS PUTTING SHAREHOLDERS FIRST